UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 1.01	Entry into a Material Definitive Agreement

On April 25, 2018, Lexaria announced it has entered a definitive technology licensing agreement (the “Agreement”) with GP Holdings LLC. (“GP”) whereby Lexaria is providing its patented DehydraTECHTM technology to empower next-generation performance in high absorption, fast acting cannabis infused beverages to be developed and sold in California.

GP has acquired 5-year semi-exclusive rights to use Lexaria’s DehydraTECHTM technology for beverage applications within California for an undisclosed sum and a royalty on revenue generated on products sold utilizing DehydraTECHTM. In addition, GP also intends to develop topical skin products using the technology and has also acquired matching rights for this application.

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing that Lexaria has commenced a clinical study in Europe to evaluate the cardiovascular and cognitive health effects of Lexaria’s high absorption TurboCBD™ capsules is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

A copy of the news release announcing that Lexaria has entered a definitive technology licensing agreement (the “Agreement”) with GP Holdings LLC is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Technology License Agreement dated April 20, 2018

99.1	Press Release dated April 23, 2018

99.2	Press Release dated April 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: April 25, 2018